Exhibit 4(a).4

Any text removed pursuant to the Company’s confidential
treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 152

to the

Amended and Restated License Agreement

for the Use and Marketing of Programming Materials

dated May 31, 1996 (the "1996 Agreement")

between

International Business Machines Corporation (IBM)

and

Dassault Systemes, S.A. (OWNER)

This Amendment ("Amendment") is entered into by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York and Dassault Systemes, S.A. ("OWNER"), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineeering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to provide for a transition of certain SMARTEAM customers in Asia Pacific (“AP”) countries to IBM.

Whereas, the parties wish to add new products to the 1996 Agreement.

Whereas, the parties wish to update ATTACHMENT XIX, the Certificate of Originality Form.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0 SMARTEAM Customer Conversion

The following is added as C.13.3.12 under Section C.13 – SMARTEAM Products:

C.13.3.12  The parties have agreed to implement a program to support migration of certain ST direct customers in AP from ST to IBM license agreements.  This activity is a continuation of a migration that began following the OWNER acquisition of ST and the addition of the ST products to the 1996 Agreement.  In consideration for a reduction in direct revenues to OWNER during this transition, and a gain by IBM in customers and revenue, the parties have agreed to the following:

a) for existing ST customers identified in Attachment A to this Amendment 152,, IBM will pay OWNER added royalties equal to [***] of ALC revenue received by IBM, effective with the migration of a customer from ST to IBM.  Migration shall be considered effective on the date the customer has signed the IBM Customer Agreement (or equivalent agreement) and placed a valid order for the existing products and quantities as shown in the Reference File.  The additional royalty shall be paid to OWNER for a period of two years from the date customer migration is effective;

b) IBM agrees to accept an ST customer that chooses to migrate at the same ALC being charged to that customer prior to migration.  OWNER agrees that the royalties due OWNER shall be based solely on that customer ALC, and no PLC royalties are due;

c) sales of new seats of ST products to ST customers that migrate to IBM will be at standard, contractual royalty terms set forth in the Agreement;

d) the provisions of this Section C.13.3.12 are effective beginning June 1, 2005;

e) if an ST customer chooses not to migrate to IBM, no royalty is due OWNER; and

f) the parties agree that changes to Exhibit A of this Amendment 152 can be made by separate letter agreement signed by the parties.

The parties will separately document and agree on other information required to implement the terms of Section C.13.3.12, and the effective date of migration of each customer that chooses to migrate.

IBM shall pay OWNER amounts due pursuant to the above on a quarterly basis beginning the earlier of (1) when there is an aggregate amount due OWNER of [***], or (2) the October 2005 royalty payment cycle.  After the initial payment, amounts due shall be paid within sixty (60) days following the close of a calendar quarter.  All payments shall be made by adjustment to royalties due OWNER.

2.0 The DELMIA Named Accounts list, set forth in Exhibit 1 to Amendment 138, is amendment to add the following customer.  Prior written approval to add these customers to the DELMIA Named Accounts has been provided by DELMIA pursuant to the terms of this Agreement.

Geo	Country	A/C Name
AP EMEA AG	India Germany US	Mahindra & Mahindra Claas KG aA mbH and subsidiaries Lockheed Space Systems

3.0 CATIA Products

a)  The following CATIA products are added to Table A. of Attachment XXIII:

IBM		PLC RELATED ROYALTY
PROGRAM NUMBER	PRODUCT NAME	STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5693-MSG	CATIA - NC MACHINE TOOL SIMULATION 2 Add-on Product	[***]	[***]	[***]
5691- MSG	CATIA - NC MACHINE TOOL SIMULATION 2 Product	[***]	[***]	[***]
5693-MBG	CATIA - NC MACHINE TOOL BUILDER 2 Add-on Product	[***]	[***]	[***]
5691-MBG	CATIA - NC MACHINE TOOL BUILDER 2 Product	[***]	[***]	[***]
5691-KT1	CATIA - PRODUCT KNOWLEDGE TEMPLATE 1 Product	[***]	[***]	[***]
5691-EC1	CATIA - ELECTRICAL 3D DESIGN & DOCUMENTATION 1 PRODUCT	[***]	[***]	[***]

b)  The following CATIA products were previously added to the Agreement as part of configurations but could not be ordered separately.  These products can now be separately ordered with the following PLC royalties:

IBM		PLC RELATED ROYALTY
PROGRAM NUMBER	PRODUCT NAME	STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5693-TAA	CATIA - TOLERANCE ANALYSIS OF DEFORMABLE ASSEMBLY 3 Add-on Product	[***]	[***]	[***]
5693- ASL	CATIA - AEROSPACE SHEETMETAL DESIGN 3 Add-on Product	[***]	[***]	[***]
5693-BKT	CATIA - BUSINESS PROCESS KNOWLEDGE TEMPLATE 3 Add-on Product	[***]	[***]	[***]

c)  The PLC royalty for 5693–DN1 CATIA – DMU NAVIGATOR 1 Add-on Product, previously added to this Agreement, has been changed from [***] to [***].

4.0 The names of the following CATIA products, previously added to the Agreement, have changed:

IBM PROG. NUMBER	OLD PRODUCT NAME	NEW PRODUCT NAME
5691-PKT	CATIA - PRODUCT KNOWLEDGE TEMPLATE 2 Product	CATIA - PRODUCT KNOWLEDGE TEMPLATE DEFINITION 2 Product
5693-PKT	CATIA - PRODUCT KNOWLEDGE TEMPLATE 2 Add-on Product	CATIA - PRODUCT KNOWLEDGE TEMPLATE DEFINITION 2 Add-on Product
5691-CBD	CATIA - CIRCUIT BOARD DESIGN 2 Product	CATIA - CIRCUIT BOARD DESIGN 1 Product
5693-CBD	CATIA - CIRCUIT BOARD DESIGN 2 Add-on Product	CATIA - CIRCUIT BOARD DESIGN 1 Add-on Product
5693-EWE	CATIA - ENOVIA WORK PACKAGE EXCHANGE 2 Add-on Product	CATIA - ENOVIAvpm SUPPLY CHAIN ENGINEERING EXCHANGE 2 Add-on Product
5691-EWE	CATIA - ENOVIA WORK PACKAGE EXCHANGE 2 Product	CATIA - ENOVIAvpm SUPPLY CHAIN ENGINEERING EXCHANGE 2 Product
5693-EW1	CATIA - ENOVIA WORK PACKAGE EXCHANGE 1 Add-on Product	CATIA - ENOVIAvpm SUPPLY CHAIN ENGINEERING EXCHANGE 1 Add-on Product

5.0 Add the following to Table C. V4 to V5 Migration Paths and Royalty Upgrade Charges - US Royalty Table of Attachment XXIII:

From	To	New Royalty
5626 SUD+ASU+FRF	5693 GS1+FSS	[***]
5626 SUD+ASU+FRF	5693/5691 GS1+FSS	[***]
5626 SUR	5693 GS1+FSS	[***]
5626 SUR	5693/5691 GS1+FSS	[***]

6.0 The CATIA V4 to V5 migrations and upgrades previously added to Table C of this Agreement are changed as follows:

a.  V4 to V5 migration paths are now V4 to V5 upgrades, with no change in products but with  new royalties; and

b.  V4 to V5 upgrades have new royalties.

The change in designation from “migration” to “upgrade” and all royalty changes are made by amending Table C. V4 to V5 Migration Paths and Royalty Upgrade Charges – US Royalty Table of Attachment XXIII to add Exhibit 1 - CATIA V4 to V5 Upgrade Paths and Royalties,  to this Amendment.

7.0 ENOVIA Products

a)  The following changes are made to DMU Solutions products previously added to the Agreement:

Product Name Change

PID	Old Name	New Name
5693 DT1	ENOVIA-DMU Dimensioning and Tolerancing	DMU Dimensioning and Tolerancing
Review 1	Review 1 Product	Product

Royalty Change

PID	Product Name	Old PLC Royalty	New PLC Royalty
5693 SP1	DMU Space Analysis 1 Product	[***]	[***]

New Migrations

From	To	PLC Royalty
5691 PS1	5691 DM1 + 5693 PR1	[***]
5691 PS1	5691 DV1 + 5693 PR1	[***]

b)  Add the following 3dcom products to Table C of Attachment XXIV:

IBM		PLC RELATED ROYALTY
PROGRAM NUMBER	PROGRAM NAME	STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5691 W3G	CATIA - TOLERANCE ANALYSIS OF DEFORMABLE ASSEMBLY 3 Add-on Product	[***]	[***]	[***]

IBM		PLC RELATED ROYALTY
PROGRAM NUMBER	PROGRAM NAME	STANDARD CONFIGURATION	SHAREABLE PRODUCT
5691 W3G	ENOVIA – 3dcom Web Navigator
	Configuration	[***]	[***]
Migrations
	from 5691-C3V to 5691 W3G	[***]	[***]
	from 5691-N3G to 5691 W3G	[***]	[***]
5691 A3W*	ENOVIA – All-in-One 3d com Web Configuration	[***]

*  Note:  this may be used at a [***] royalty only by IBM and Marketing Transferees and solely for demonstration purposes

c) Add the following VPM and Lifecycle Solutions products to Table D of Attachment XXIV, and make the following VPM product name change:

IBM		PLC RELATED ROYALTY
PROGRAM NUMBER	PRODUCT NAME	STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5691 ECV	ENOVIA – VPM Electrical Cable Route Management	[***]	[***]	[***]
5693 ECV	ENOVIA – VPM Electrical Cable Route Management	[***]	[***]	[***]
5691 PSL	ENOVIA – LCA Product Simulation Management Product	[***]	[***]	[***]

Name Change

IBM PROGRAM NUMBER	New Name
5691 WPE and 5693 WPE	ENOVIA – VPM Supply Chain Engineering Exchange Product

8.0 Add the following WLS products to Table E on Attachment XXIII:

IBM		PLC RELATED ROYALTY
Program Number	Product	Std. Config	Add-on Product	Shareable Product	Enterprise Option
5691-VNC	ENOVIA User Companion for V5
	VPM Configuration	[***]	[***]	[***]	[***]
5795-VNC	ENOVIA User Companion for V5
	VPM Configuration	[***]	[***]	[***]	[***]

9.0 Add the following to Attachment XXV - SMARTEAM Products

IBM		PLC RELATED ROYALTY
PROGRAM NUMBER	PRODUCT NAME	STANDARD CONFIGURATION	ADD-ON PRODUCT	SHAREABLE PRODUCT
5691-SEE	SMARTEAM - CATIA Supply Chain Engineering Exchange Product	[***]	[***]	[***]

10.0 Add the following to Attachment XXVI - DELMIA Products

Blue and/or + = New Products

Red = Royalty Changes

Purple = Name Change

Black = No Change

PLC Related Royalty (US Dollars)
Product Name	Standard Config	Add-on Product	Shareable Product
DELMIA V5 Configurations
1) DELMIA – Engineering Intent Planner	[***]
2) DELMIA – Electrical Harness Simulation	[***]

11.0  In the section of the Agreement entitled ATTACHMENTS, delete ATTACHMENT XIX in its entirety and replace it with the ATTACHMENT XIX attached to this Amendment.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.	Agreed to: International Business Machines Corporation
By: /s/ Thibault de Tersant	By: /s/ R.A. Arco
Authorized Signature	Authorized Signature
Name: Thibault de Tersant	Name: R.A. Arco
Title: EVP & Chief Financial Officer	Title: Director, PLM Product Mgmt. & Worldwild Technical Support
Date: December 12, 2005	Date: December 21, 2005

Attachments to Amendment 152:

COO Template

Exhibit 1 – CATIA V4 to V5 UPGRADE PATHS AND ROYALTIES

“ATTACHMENT XIX – CERTIFICATE OF ORIGINALITY FORM”

DASSAULT SYSTÈMES CERTIFICATE OF ORIGINALITY

***PRECISE NAME OF THE PRODUCT LINE/VERSION/RELEASE***

This questionnaire must be completed, signed and sent to IBM by Dassault Systèmes (DS) when furnishing to IBM copyrightable material such as program products or offerings and related documentation, microcode, or other forms of software material.  It is applicable for IBM’s acquisition of either title or some combination of license rights.   Existing materials included in other DS lines of products, including all releases, as well as portions thereof previously documented are covered by incorporation of earlier COOs listed in response to Question 2 below that describe these existing materials.

1.

The materials covered by this Certificate of Originality include the following:

a. Name of the Product(s) (provide complete identification, including version, release and modification numbers for programs and documentation):

b. List any other materials being furnished on the media, or otherwise, other than the Product(s) listed above in 1a:

2.

Were any of the materials or any portions of materials already described in previous certificates of originality (COO) for other DS products?

YES	NO

Name and date of previous COOs:

IBM should refer to the COOs listed above for the relevant information.

3.

Were any of the materials or portions of materials that were not already described in a previous COO listed above written as part of their job assignment by employee(s) of DS or companies directly or indirectly controlled (greater than 50% voting rights) by DS?

YES	NO

DS recognizes that for enforcement of legal rights relating to the furnished materials, IBM may need to know the names and addresses of all such employees who wrote or contributed to write the materials and DS hereby agrees to keep accurate registrations of all such names and addresses, and to provide them to IBM upon request for the express purpose noted in this section.

YES	NO

4.

Were any of the materials or portions of materials that were not already described in a previous COO listed above written as part of their job assignment by any persons (hereinafter “Third Parties”) other than employee(s) of DS or companies directly or indirectly controlled (greater than 50% voting rights) by DS?

YES	NO

A) Specify for each such Third Party:

i)	Name:
ii)	Address:

iii)	Citizenship:
iv)		If the Third Party is a Company, how did it acquire title to the material (e.g., was material written by company's employees as part of their job assignment)

v)	If the Third Party is an individual, did he/she create the material while employed by or under contractual relationship with another party?

YES	NO

If YES, provide name and address of the other party and explain the nature of the contractual relationship:

 B)

For each such Third Party, how did DS acquire title or license to the material written by the Third Party?

C)

Specify for each such Third Party:

Explain all NO answers.

i)	Was any copyright notice(s) present on the published material(s)?

YES	NO

If YES, provide the copyright notice(s).

ii)

The Third Party own the material or has sufficient rights in the material to license the material to DS for sublicensing to IBM, its subsidiaries and its end users under the standard IBM ICA, all without the benefit of intellectual property protection other than that provided by the applicable patent and copyright laws.

YES	NO

iii)	To the best of the Third Party’s knowledge the material does not infringe any intellectual property right of any other party.

YES	NO

iv)	The Third Party’s material has not been the basis for any claim or threat of infringement of an intellectual property right by any other party.

YES	NO

v)

The Third Party will indemnify and hold DS, it successors and assigns, harmless from and against any loss, cost, liability and expense (including attorney fees) arising out of a breach of the warranties in the Third Party contract with DS, under the terms of that contract with DS.

YES	NO

vi)	The Third Party has agreed to grant DS the right to reproduce the material or have the material reproduced for distribution by DS or any agent, distributor or marketing transferee of DS.

YES	NO

vii)

The Third Party does not assert, by contract or by inclusion of confidentiality statements in the third party materials or otherwise, any trade secret rights or confidentiality rights in any information included in the object code of the material.

YES	NO

viii)	The Third Party acknowledges DS's escrow obligations to IBM and will provide its source code as part of the DS Products for this purpose.

YES	NO

      If NO, provide the following information:

i)

How will the code be used?

ii)

What type of license does DS have?

iii) What are the options or work around plan should a bug be found in the s ource code?

For Third Party code that is Commercially Available Code or Public Domain Code, DS’ obligation is as follows:

a)  For Commercially Available Code, DS will provide for escrow object code or Source Code as can be generated by Commercially Available Code when such Commercially Available Code is a code generator, and object code where the Commercially Available Code is available only in object code.

b) For Public Domain Code, DS will provide for escrow Source Code where the source code of the Public Domain Code is in the possession of DS, and in all other cases, DS will provide for escrow object code of the Public Domain Code.

c) Please confirm what will be placed in escrow for all Third Party material.

ix)	The Third Party specifically agrees that it will receive royalties or maintenance payments directly from DS and that IBM will, in no way be liable for such payments to Third Party.

YES	NO

x)	The Third Party will provide maintenance and support to DS sufficient in both scope and duration to allow DS to comply with DS’ maintenance and support obligations to IBM?

YES	NO

If NO, please describe how DS intends to fulfill its maintenance and support obligations to IBM.

xi)	The duration and terms of the Third Party’s license grant to DS are sufficient in both scope and duration to allow DS to comply with DS’ license obligations to IBM?

YES	NO

If NO, please describe how DS intends to fulfill its license obligations to IBM.

5.

Does any portion of the material link to any libraries or other software that is characterized as freeware, shareware or open source software (“OSS Material”)?  For the purposes of this Certificate of Originality, open source software is computer software programs whose source code is available for inspection and use by anyone and is made available under a license that permits recipients to copy, modify and distribute the program’s source code without payment of royalty.  Common examples of such licenses, include, but are not limited to, the GNU GPL and LGPL licenses, the Mozilla Public License, Apache license, BSD License, MIT License, Common Public License, etc.?

YES	NO

If Yes please, provide the following OSS Material information.

Is the linking static or dynamic?

 ___Static   ___Dynamic

OSS Material Name:

OSS Material Version Number:

Source of the OSS Material (e.g. the URL, company name and address, etc):

License Information (please attach a copy of the license):

Any information that would be helpful to identify the ownership of the OSS Material (e.g. Copyright notice, author’s name and address, contact information, etc.):

6

To the best of DS’ knowledge, are there any other circumstances affecting the new materials or new portions of materials which might affect IBM's ability to reproduce and market this material?

A)

External characteristics willfully reused (copied or derived) from the external characteristics of an other party’s program or code (“External characteristics” include display screens, data formats, instruction or command format, operator messages, interfaces, etc.); or

B)

Materials developed for another party or customer (including government) where you may not have retained rights to the material sufficient to license those materials to IBM; or

C)

Materials included in the DS materials licensed from or acquired from a person or company possibly having no title to them; or

D)

Other circumstances.

YES	NO

If YES, please explain:

Name of DS Group company

Addres

Signer Name and Title

Signatures

Date